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                              EMPLOYMENT AGREEMENT

        This Employment Agreement ("AGREEMENT"), dated as of September 24, 2002, is entered into between VYTERIS, INC., a Delaware corporation, having a place of business at 13-01 Pollitt Drive, Fair Lawn, New Jersey 07410 ("EMPLOYER"), and
C. GREGORY ARNOLD, an individual residing at 8841 S. Tracy Drive, Sandy, Utah 84093 ("Employee").

        WHEREAS, Employer desires to employ Employee as a full-time employee of Employer; and

        WHEREAS, Employee is willing to accept such employment on the terms and conditions set forth in this Agreement.

        NOW, THEREFORE, in consideration of the mutual agreements set forth herein, Employer and Employee hereby agree as follows:

                                   ARTICLE I
                EMPLOYMENT, POSITION DUTIES AND RESPONSIBILITIES

        1.01 EMPLOYMENT. Employer agrees to, and does hereby, employ Employee, and Employee agrees to, and does hereby accept such employment, upon the terms and subject to the conditions set forth in this Agreement. Employee represents and warrants to Employer that (i) Employee has the legal capacity to execute and perform this Agreement, (ii) this Agreement is a valid and binding agreement enforceable against Employee according to its terms, and (iii) the execution and performance of this Agreement by Employee does not violate the terms of any existing agreement or understanding to which Employee is a party or by which Employee may be bound.

        1.02 POSITION, DUTIES AND AUTHORITY. During the Term (as defined below), Employee shall serve as Vice President, Manufacturing Operations of the Employer or in such other position or capacity as Employer shall request and shall have such responsibilities, duties and authority as may, from time to time, be reasonably assigned by Employer's Board of Directors ("Board"), the President of the Employer and/or the President's nominee. During the Term, Employee shall serve Employer, faithfully and to the best of Employee's ability, and shall devote all of Employee's business time, attention, skill and efforts exclusively to the business and affairs of Employer (including its subsidiaries and affiliates) and the promotion of its interests. Notwithstanding the foregoing, Employee may engage in charitable, educational, religious, civic and similar types of activities (all of which shall be deemed to benefit Employer) to the extent that such activities do not inhibit or prohibit the performance of Employee's duties hereunder or inhibit or conflict in any way with the business of Employer, its subsidiaries and affiliates. Employee's principal base of operation for the performance of Employee's duties under this Agreement shall be in the State of New Jersey; provided, however, that Employee shall perform such duties and responsibilities at such other places as shall from time to time be reasonably necessary to fulfill Employee's obligations under this Agreement in the discretion of Employer.

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                                   ARTICLE II
                                      TERM

        2.01 TERM OF EMPLOYMENT. Employee's employment shall commence on October 21, 2002 ("COMMENCEMENT DATE") and, subject to earlier termination pursuant to Article I hereof, shall continue until October 21, 2005 (the "TERM").

                                  ARTICLE III
                            COMPENSATION AND EXPENSES

        3.01 COMPENSATION AND BENEFITS. For all services rendered by Employee in any capacity during the Term, including, without limitation, services as an officer, director or member of any committee of Employer, or any subsidiary, affiliate or division thereof, Employee shall be compensated as follows (subject, in each case, to the provisions of Article IV below):

                (A) BASE SALARY. During the Term, Employer shall pay to Employee a base salary at the rate of $175,000 on an annualized basis ("BASE SALARY"). Employee's Base Salary shall be subject to periodic review which shall occur at least annually and such periodic increases as the Board shall deem appropriate in accordance with Employer's procedures and practices in effect from time to time regarding the salaries of employees. Base Salary shall be payable in accordance with the customary payroll practices of Employer, but in no event less frequently than twice per month.

                (B) DISCRETIONARY BONUS. Commencing with calendar year 2003, during the Term, Employee may, based upon Employee's satisfactory performance (as determined by Employer) with respect to identified goals and objectives, be eligible for an annual cash bonus ("BONUS"). The goals, objectives, criteria and other terms and conditions with respect to the Bonus for any calendar year will be jointly determined by Employee and Employer at the beginning of each such calendar year; provided, however, they may be subject to change from time to time as reasonably determined by Employer. Employee's target Bonus for the calendar years 2003, 2004 and 2005 shall be 10%, 15% and 20% of Employee's Base Salary, respectively, prorated for the period of Employee's employment during such calendar year. Employee understands and agrees that he shall not be eligible for a Bonus with respect to his performance or otherwise in calendar year 2002.

        Bonus awards, if any, shall be determined after the close of Employer's fiscal year and distributed on a date determined by the annual compensation calendar established by the Compensation Committee of Employer from time to time. In order to be eligible to receive any Bonus payment, except as otherwise specifically set forth in Section 4.02, Employee must be employed by Employer both at the time the amount of the Bonus, if any, is determined, and at the time the Bonus is to be paid.

                (C) SIGN-ON STOCK OPTION GRANT. On the Commencement Date, Employer shall grant to Employee stock options covering 100,000 shares of common stock of Employer. Such stock options shall be subject to the terms and conditions established within the Vyteris, Inc. 2001 Stock Option Plan (the "PLAN") and a separate stock option grant agreement between Employer and Employee that sets forth, among other things, the exercise price, expiration date and vesting schedule of such options.

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                (D)     INCENTIVE STOCK OPTION GRANTS. During the Term,
following one full calendar year of employment, Employee shall be eligible to receive from time to time incentive stock option grants in amounts to be approved by Employer's Compensation Committee in its sole discretion and which shall be granted, if at all, after the close of a fiscal year and on a date determined by the annual compensation calendar established from time to time. Incentive stock option grants will be based upon a combination of company performance and performance by Employee, as determined by Employer in its sole discretion. Such stock option grants will be subject the terms and conditions established within the Plan or any successor stock option plan as may be in place from time to time and a separate stock option grant agreement between Employer and Employee that sets forth, among other things, the exercise price, expiration date and vesting schedule of such options.

                (E) BENEFITS. During the Term, Employee shall be entitled to participate in all Employer's employee benefit plans and programs as Employer maintains from time to time during the Term for the benefit of its similarly-situated employees, in each case subject to the eligibility requirements and other terms and provisions of such plans or programs. Employer may amend, modify or rescind any employee benefit plan or program and change employee contribution levels without notice in its discretion.

                (F) VACATION SICK AND PERSONAL DAYS. During the Term, Employee shall be entitled to 4 weeks paid vacation, and sick and personal days in accordance with Employer's policies with respect to such vacation, sick and personal days in place from time to time.

        3.02 EXPENSES. Employee shall be entitled to receive reimbursement from Employer for all reasonable out-of-pocket expenses incurred by Employee during the Term in connection with the performance of Employee's duties and obligations under this Agreement, according to Employer's expense account and reimbursement policies in place from time to time and provided that Employee shall submit reasonable documentation with respect to such expenses.

        3.03 RELOCATION ALLOWANCE. Employee shall be entitled to a Relocation Offset Allowance ("ALLOWANCE") of up to $30,000, grossed-up for income tax purposes. Allowances will be paid to Employee at the grossed-up amount as such relocation expenses are incurred and within 30 days of submission by Employee to Employer of any invoices or other such valid documentation of the expense. All expenses reimbursement amounts are to be approved by Employer prior to reimbursement to Employee. To qualify for the Allowance, Employee is expected to relocate to within reasonable commuting distance from the Employer's location in Fair Lawn, NJ. In the event Employee voluntarily terminates his employment pursuant to Section 4.01(D) or otherwise prior to the expiration of the Term or Employer terminates Employee's employment for Cause pursuant to Section 4.01(B) prior to the expiration of the Term, Employee will be liable for repaying to Employer in full the portion of the Allowance paid to Employee and Employee hereby authorizes Employer, at its option, to deduct any such amounts from any amounts owed by Employer to Employee upon termination of this Agreement, with the balance, if any, to be paid directly by Employee.

        3.04 TEMPORARY LIVING EXPENSES. Employee shall be entitled to reimbursement for temporary living expenses of up to $2,000 per month for a period not exceeding the first 6 months of the Term. All temporary living reimbursement expenses are to be first approved by

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Employer and shall cover only those expenses associated with rent, lodging and utilities incurred prior to Employee obtaining permanent lodging within a reasonable commuting distance of Fair Lawn, New Jersey, as substantiated by reasonable invoices.

        3.05 MORTGAGE DIFFERENTIAL. In order to partially compensate Employee for any increased costs associated with obtaining permanent housing, commencing upon Employee's purchase of a permanent residence within a reasonable commuting distance of Fair Lawn, New Jersey, during the Term, as additional compensation, Employer shall pay to Employee: (a) during first year of the Term, a sum equal to the lesser of (i) $1,750 per month, and (ii) the excess of Employee's monthly interest payment with respect to the purchase money mortgage on such permanent residence over the monthly interest payment paid by Employee with respect to the first mortgage on his current home in Sandy, Utah (the "MORTGAGE DIFFERENTIAL");
(b) during second year of the Term, a sum equal to the lesser of (i) $1,250 per month, and (ii) the Mortgage Differential, and (c) during the third year of the Term, a sum equal to the lesser of (i) $750 per month, and (ii) the Mortgage Differential.

                                   ARTICLE IV
                                   TERMINATION

        4.01 EVENTS OF TERMINATION. This Agreement and Employee's employment hereunder shall terminate upon the occurrence of any one or more of the following events:

                (A) DEATH. In the event of Employee's death, this Agreement and Employee's employment hereunder shall automatically terminate on the date of death.

                (B) TERMINATION BY EMPLOYER FOR CAUSE. Employer may, at its option, terminate this Agreement and Employee's employment hereunder for Cause (as defined herein) upon giving notice of termination to Employee. Employee's employment shall terminate on the date on which such notice shall be given. For purposes hereof, "Cause" shall mean Employee's (i) conviction of, guilty plea to or confession of guilt of a felony or act involving moral turpitude, (ii) commission of a fraudulent, illegal or dishonest act, (iii) willful misconduct or gross negligence which reasonably could be expected to be injurious in the reasonable discretion of Employer to the business, operations or reputation of Employer or any of its affiliates or subsidiaries (monetarily or otherwise),
(iv) violation of Employer's policies or procedures in effect from time to time,
(v) failure to perform Employee's duties as assigned to Employee from time to time, or (vi) other material breach of this Agreement (including, without limitation, a breach of Employee's obligations under Article V hereof).

                (C) WITHOUT CAUSE BY EMPLOYER. Employer may, at its option, at any time terminate Employee's employment for no reason or for any reason whatsoever (other than for Cause) by giving two (2) weeks prior written notice (or payment of two (2) weeks Base Salary in lieu of notice) to Employee of its intention to terminate this Agreement and Employee's employment hereunder.

                (D) TERMINATION BY EMPLOYEE. Employee may terminate this Agreement and Employee's employment hereunder for no reason or for any reason whatsoever by giving (30) days prior written notice of termination to Employer; provided, however, that Employer reserves

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the right to accept Employee's notice of termination and to accelerate such notice and make Employee's termination effective immediately, or on any other date prior to Employee's intended last day of work as Employer deems appropriate.

                (E) DISABILITY. To the extent permitted by law, in the event of Employee's physical or mental disability which prevents Employee from performing Employee's duties under this Agreement for a period of at least 90 consecutive days in any 12-month period or 120 non-consecutive days in any 12-month period, Employer may terminate this Agreement and Employee's employment hereunder upon written notice to Employee.

                (F) MUTUAL AGREEMENT. This Agreement and Employee's employment hereunder may be terminated at any time by the mutual agreement of Employer and Employee.

                (G) EXPIRATION OF TERM. This Agreement and Employee's employment hereunder shall automatically terminate upon the expiration of the Term. Any employment of Employee by Employer after expiration of the Term, in the absence of a written employment agreement or written extension hereof, shall be deemed employment at-will.

        4.02 EFFECT OF TERMINATION. In the event of termination of this Agreement and Employee's employment hereunder in accordance with Section 4.01 or otherwise, this Agreement shall terminate and, except as set forth in the following sentence, Employer's sole obligation under this Agreement shall be to:
(a) pay Employee (or Employee's estate in the event of Employee's death), Base Salary earned, but not yet paid to Employee, prior to the effective date of such termination; and (b) reimburse Employee for any expenses incurred by Employee through the date of such termination in accordance with Section 3.02 hereof. Notwithstanding the foregoing, in the event Employer terminates this Agreement without Cause pursuant to Section 4.01(C) at any time prior to the expiration of the Term, subject to Employee executing a general release in a form satisfactory to Employer, Employer shall also pay to Employee (i) Base Salary for the shorter of one hundred eighty (180) days or until the expiration of the Term, payable in accordance with the customary payroll practices of Employer (but in any event, not less frequently than twice per month), (ii) any Bonus awarded prior to the date of termination with respect to performance in the calendar year prior to the calendar year in which the date of termination occurred, but not yet paid, payable on the date such Bonus was otherwise to be paid, (iii) a pro-rata portion (based upon the date of termination) of the amount of the Bonus, if any, awarded by Employer for the calendar year in which the date of termination occurred, as determined by the Employer at the end of such calendar year, payable on the date such Bonus was otherwise to have been paid, and (iv) any amounts owed but unpaid by Employer to Employee pursuant to Sections 3.03, 3.04 and 3.05 through the date of termination.

                                   ARTICLE V
           CONFIDENTIALITY, ASSIGNMENT OF INVENTIONS, NON-COMPETITION,
                      NON-SOLICITATION AND OTHER COVENANTS

        5.01 CONFIDENTIALITY. While working or performing services for Employer or otherwise, Employee may develop or acquire knowledge in Employee's work or from directors, officers, employees, agents or consultants of Employer and its subsidiaries and affiliates (collectively, the "COMPANY") or otherwise of Confidential Information relating to the Company,

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its business or potential business. "Confidential Information" includes all trade secrets, know-how, show-how, theories, technical, operating, financial, and other business information, whether or not reduced to writing or other medium and whether or not marked or labeled confidential, proprietary or the like, specifically including, but not limited to, information regarding source codes, software programs, computer systems, algorithms, formulae, apparatus, concepts, creations, costs (including, without limitation, manufacturing costs), plans, materials, enhancements, tolerances, research, specifications, works of authorship, techniques, documentation, models and systems, sales and pricing techniques, designs, inventions, discoveries, products, improvements, modifications, methodology, processes, concepts, records, files, memoranda, reports, plans, proposals, price lists, client, customer, supplier, collaborator/partner or distributor information, product development and project procedures. Confidential Information does not include general skills, experience or information that is generally available to the public, other than information which has become generally available as a result of Employee's direct or indirect act or omission.

        With respect to Confidential Information of the Company:

                (A) Employee will use Confidential Information only in the performance of Employee's duties for Employer. Employee will not use Confidential Information at any time (during or after Employee's employment with Employer) for Employee's personal benefit, for the benefit of any other individual or entity, or in any manner adverse to the interests of the Company and its clients and customers;

                (B) Employee will not disclose Confidential Information at any time (during or after Employee's employment with Employer) except to authorized Employer personnel, unless Employer consents in advance in writing or unless the Confidential Information indisputably becomes of public knowledge or enters the public domain (other than through Employee's direct or indirect act or omission);

                (C) Employee will safeguard the Confidential Information by all reasonable steps and abide by all policies and procedures of Employer in effect from time to time regarding storage, copying and handling of documents; and

                (D) Employee will return all materials, substances, models, software, prototypes and the like containing and/or relating to Confidential Information, together with all other property of the Company (all of which shall remain the exclusive property of the Company) and its clients and customers, to Employer when Employee's employment relationship with Employer terminates or otherwise on demand and, at that time Employee will certify to Employer, in writing and under oath, in the form attached hereto as Exhibit A, that Employee has complied with this Agreement. Employee shall not retain any copies or reproductions of correspondence, memoranda, reports, notebooks, drawings, photographs, databases, diskettes, or other documents or electronically stored information of any kind relating in any way to the business, potential business or affairs of the Company and its clients and customers.

        5.02 ASSIGNMENT OF DEVELOPMENTS. Employee will disclose promptly and fully to Employer and to no one else: (i) all inventions, ideas, improvements, discoveries, works

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modifications, processes, software programs, works of authorship, documentation, formulae, techniques, designs, methods, trade secrets, technical specifications and technical data, know-how and show-how, concepts, expressions or other developments whatsoever or any interest therein (whether or not patentable or registrable under copyright, trademark or similar statutes or subject to analogous protection) made, authored, devised, developed, discovered, reduced to practice, conceived or otherwise obtained by Employee ("Developments"), solely or jointly with others, during the course of Employee's employment with Employer which (a) are related to the business of the Company or any of the products or services being researched, developed, distributed, manufactured or sold by the Company or which may be used in relation therewith or (b) result from tasks assigned to Employee by the Company; (ii) any Development which is related to the business of the Company and in which Employee had an assignable interest at the time of Employee's first employment by Employer; or (iii) any Development made using the time, materials or facilities of the Company, even if such Development does not relate to the business of the Company. The determination as to whether a Development is related to the business of the Company shall be made solely by an authorized representative of Employer. Any Development relating to the business of the Company and disclosed to the Company within six (6) months following the termination of Employee's employment with Employer shall be deemed to fall within the provisions of this Section 5.02. The "business of the Company" as used in this Section 5.02 includes the actual business currently conducted by the Company, as well as any business in which the Company proposes to engage. Employee agrees that all such Developments listed above and the benefits thereof are and shall immediately become the sole and absolute property of Employer from conception, as "works made for hire" (as that term is used under the U.S. Copyright Act of 1976, as amended) or otherwise. Employee shall have no interest in any Developments. To the extent that title to any Developments or any materials comprising or including any Developments does not, by operation of law, vest in Employer, Employee hereby irrevocably assigns to Employer all of Employee's right, title and interest, including, without limitation, tangible and intangible rights such as patent rights, trademarks and copyrights, that Employee may have or may acquire in and to all such Developments, benefits and/or rights resulting therefrom, and agrees promptly to execute any further specific assignments related to such Developments, benefits and/or rights at the request of Employer. Employee also hereby assigns to Employer, or waives if not assignable, all of Employee's "moral rights" in and to all such Developments, and agrees promptly to execute any further specific assignments or waivers related to moral rights at the request of Employer.

        Employee agrees to assist Employer without charge for so long as Employee is an employee of Employer and for as long thereafter as may be necessary (but at Employer's expense including reasonable compensation to Employee if Employee is no longer an employee of Employer): (1) to apply, obtain, register and renew for, and vest in, Employer's benefit alone (unless Employer otherwise directs), patents, trademarks, copyrights, mask works, and other protection for such Developments in all countries, and (2) in any controversy or legal proceeding relating to Developments. In the event that Employer is unable to secure Employee's signature after reasonable effort in connection with any patent, trademark, copyright, mask work or other similar protection relating to a Development, Employee hereby irrevocably designates and appoints Employer and its duly authorized officers and agents as Employee's agent and attorney-in-fact, to act for and on Employee's behalf and stead to execute and file any such application and to do all other lawfully permitted acts to further the prosecution and issuance of patents,

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trademarks, copyrights, mask works or other similar protection thereon with the same legal force and effect as if executed by Employee.

        5.03 OBLIGATIONS TO OTHER PERSONS. Except for those described on Exhibit B annexed hereto (if any), Employee does not have any non-disclosure or other written or verbal agreements to any other individual or entity (including without limitation, any previous employer) concerning proprietary or confidential information that Employee learned of during any previous employment or associations over the past nine (9) years. Employee shall not disclose to the Company or induce the Company to use any secret or confidential information or material belonging to others, including, without limitation, Employee's former employers, if any. Except for those described on Exhibit B annexed hereto, Employee does not have any non-competition agreements, non-solicitation agreements or other restrictive covenants with any previous employer or other individual or entity. Employee has provided to Employer copies of each of the agreements described on Exhibit B.

        5.04    COVENANT AGAINST COMPETITION AND SOLICITATION.

                (a) Employee acknowledges and understands that, in view of the position that Employee holds or will hold as an employee of Employer, Employee's relationship with Employer will afford Employee extensive access to Confidential Information of the Company. Employee therefore agrees that during the course of Employee's employment with Employer and for a period of 12 months after termination of Employee's employment with Employer (for any reason or no reason) (collectively, "RESTRICTED PERIOD"), Employee shall not: (i) anywhere within the United States of America or any other country in which the Company then conducts or proposes to conduct business, either directly or indirectly, as an owner, stockholder, member, partner, joint venturer, officer, director, consultant, independent contractor, agent or employee, engage in any business or other commercial activity which is engaged in or is seeking to engage in a "competitive business." As used in this Agreement, the term "competitive business" shall mean any individual or enterprise engaged in the development, research, marketing, distribution or sale of electronically enhanced transdermal drug delivery technologies or systems or any other business competitive with the type of business conducted by Employer on the date of termination. Notwithstanding anything contained herein to the contrary, in the event that Employee is terminated without Cause by Employer pursuant to Section 4.01(C), for purposes of Sections 5.04 (a) and (b) the "Restricted Period" shall be deemed to mean the period during the course of Employee's employment with Employer and for a period of 6 months after termination of Employee's employment with Employer (for any reason or no reason).

                (b) Employee further agrees that, during the Restricted Period, Employee shall not, directly or indirectly, either on Employee's own behalf or on behalf of any other individual or commercial enterprise: (i) contact, communicate, solicit or transact any business with or assist any third party in contacting, communicating, soliciting or transacting any business with
(A) any of the customers or clients of the Company, (B) any prospective customers of the Company being solicited at the time of Employee's termination, or (C) any individual or entity who or which was within the most recent twelve
(12) month period a customer or client of Company, for the purpose of inducing such customer or client or potential customer or client to be connected to or benefit from any competitive business or to terminate its or their business relationship with the Company; (ii) solicit, induce or assist any third party in soliciting or

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inducing any individual or entity who is then (or was at any time within the preceding 12 months) an employee, consultant, independent contractor or agent of Company) to leave the employment of the Company or cease performing services for the Company; (iii) hire or engage or assist any third party in hiring or engaging, any individual or entity that is or was (at any time within the preceding 12 months) an employee, consultant, independent contractor or agent of the Company, or (iv) solicit, induce or assist any third party in soliciting or inducing any other person or entity (including, without limitation, any third-party service provider or distributor) to terminate its relationship with the Company or otherwise interfere with such relationship. 5.05 NON-DISPARAGEMENT. Employee will not at any time (during or after Employee's employment with Employer) disparage the reputation of the Company, its clients, customers and its or their respective officers, directors, agents or employees. Employer shall take reasonable measures to cause its directors and executive officers to not, at any time (during or after Employee's employment with Employer), disparage the reputation of Employee.

        5.06 COOPERATION. Employee agrees to cooperate both during and after Employee's employment with Employer, at Employer's sole cost and expense, with the investigation by the Company involving the Company or any employee or agent of the Company.

        5.07 REASONABLE RESTRICTIONS/DAMAGES INADEQUATE REMEDY. Employee acknowledges that the restrictions contained in this Article V are reasonable and necessary to protect the legitimate interests of the Company and that any breach by Employee of any provision contained in this Article V will result in immediate irreparable injury to the Company for which a remedy at law would be inadequate. Employee further acknowledges that the restrictions contained in this Article V will not prevent Employee from earning a livelihood during the Restricted Period. Accordingly, Employee acknowledges that Company shall be entitled to temporary or permanent injunctive or other equitable relief against Employee in the event of any breach or threatened breach by Employee of the provisions of this Article V, in addition to any other remedy that may be available to the Company whether at law or in equity.

        5.08 SEPARATE COVENANTS. In the event that any court of competent jurisdiction shall determine that any one or more of the provisions contained in this Article V shall be unenforceable in any respect, then such provision shall be deemed limited and restricted to the extent that the court shall deem the provision to be enforceable. It is the intention of the parties to this Agreement that the covenants and restrictions in this Article V be given the broadest interpretation permitted by law. The invalidity or unenforceability of any provision of this Article V shall not affect the validity or enforceability of any other provision hereof. The covenants and restrictions contained in this
Article V shall be deemed a series of separate covenants and restrictions one for each of the fifty states of the United States of America. If, in any judicial or arbitration proceedings, a court of competent jurisdiction or arbitration panel should refuse to enforce all of the separate covenants and restrictions in this Article V, then such unenforceable covenants and restrictions shall be eliminated from the provisions of this Agreement for the purpose of such proceeding to the extent necessary to permit the remaining separate covenants and restrictions to be enforced in such proceeding.

        5.09 SURVIVAL. Article V shall survive the termination of this Agreement.

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                                   ARTICLE VI
                                  MISCELLANEOUS

        6.01 BENEFIT OF AGREEMENT AND ASSIGNMENT. This Agreement shall inure to the benefit of the Company and its successors and assigns (including, without limitation, the purchaser of all or substantially all of its assets) and shall be binding upon Employer and its successors and assigns. This Agreement shall also inure to the benefit of and be binding upon Employee and Employee's heirs, administrators, executors and assigns. Employee may not assign or delegate Employee's duties under this Agreement, without the prior written consent of Employer.

        6.02 NOTICES. Any notice required or permitted hereunder shall be in writing and shall be sufficiently given if personally delivered or if sent by telecopier, overnight delivery service or by registered or certified mail, postage prepaid, with return receipt requested, addressed in the case of the Company to:

                Vyteris, Inc.
                13-01 Pollitt Drive
                Fair Lawn, New Jersey 07410 Attn:

        and in the case of Employee to:

                C. Gregory Arnold
                8841 S. Tracy Drive
                Sandy, Utah 84093

Any party may notify the other party in writing of the change in address by giving notice in the manner provided in this Section 6.02. Service of process in connection with any suit, action or proceeding (whether arbitration or otherwise) may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement.

        6.03 ENTIRE AGREEMENT. This Agreement contains the entire agreement of the parties hereto with respect to the terms and conditions of Employee's employment during the Term and activities following termination of this Agreement and supersedes any and all prior agreements and understandings, whether written or oral, between the parties with respect to the subject matter of this Agreement. This Agreement may not be changed or modified except by an instrument in writing, signed by both the president of Employer and Employee.

        6.04 NO ATTACHMENT. Except as required by law, no right to receive payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge, or hypothecation or to execution, attachment, levy, or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to effect any such action shall be null, void and of no effect; provided, however, that nothing in this Section
6.04 shall preclude the assumption of such rights by executors, administrators or other legal representatives of Employer or her estate and their assigning any rights hereunder to the person or persons entitled thereto.

        6.05 SOURCE OF PAYMENT. All payments provided for under this Agreement shall be paid in cash from the general funds of Employer. Employer shall not be required to establish a special or separate fund or other segregation of assets to assure such payments, and, if Employer shall make any investments to aid it in meeting its obligations hereunder, Employee shall have no right, title or interest whatever in or to any such investments except as may otherwise be expressly provided in a separate written instrument relating to such investments. Nothing contained in this Agreement, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship, between Employer and Employee or any other person. To the extent that any person acquires a right to receive payments from Employee hereunder, such right, without prejudice to rights which employees may have, shall be no greater than the right of an unsecured creditor of Employer.

        6.06 NO WAIVER. The waiver by other party of a breach of any provision of this Agreement shall not operate or be construed as a continuing waiver or as a consent to or waiver of any subsequent breach hereof.

        6.07 HEADINGS. The Article and Section headings in this Agreement are for the convenience of reference only and do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

        6.08 GOVERNING LAW AND DISPUTE RESOLUTION. Any and all actions or controversies arising out of this Agreement or Employee's employment, including, without limitation, tort claims, shall be construed and enforced in accordance with the internal laws of the State of New Jersey, without regard to the choice of law principles thereof. Except with respect to the Company's right to seek injunctive or other equitable relief (including, without limitation, pursuant to Section 5.07), any dispute, controversy or claim based on, arising out of or relating to the interpretation and performance of this Agreement, Employee's employment or any termination hereof or thereof or any matter relating to the foregoing shall be solely submitted to and finally settled by arbitration by a single arbitrator in accordance with the then-current rules of the American Arbitration Association ("AAA"), including without limitation any claims for discrimination under any applicable federal, state or local law or regulation. Any such arbitration shall be conducted in the New Jersey office of the AAA located closest to Employer's New Jersey office. The single arbitrator shall be appointed from the AAA's list of arbitrators by the mutual consent of the parties or, in the absence of such consent, by application of any party to the AAA. A decision of the arbitrator shall be final end binding upon the parties. The parties agree that this clause has been included to rapidly and inexpensively resolve any disputes between them with respect to this Agreement or Employee's employment and that this clause shall be grounds for dismissal of any court action commenced by either party with respect to this Agreement, other than (i) post-arbitration actions seeking to enforce an arbitration award and
(ii) actions seeking appropriate equitable or injunctive relief , including, without limitation, pursuant to Section 5.07 hereof. Employer and the Employee shall share equally the fees, costs and expenses of the arbitration, unless the arbitrators modify the allocation of fees, costs and expenses because they have determined that fairness dictates other than an equal allocation between the parties. Each party shall be responsible for its own legal fees, costs of its experts and expenses of its witnesses. The arbitrator shall be empowered to award equitable or injunctive relief, but may not award punitive damages. Any award rendered shall be final, binding and conclusive (without the right to an appeal, unless such appeal is based on fraud by the other party in connection with the arbitration process) upon the parties and any judgment on such award may be enforced in any court having jurisdiction, unless otherwise provided by law. Employer and Employee knowingly and voluntarily agree to this arbitration provision and acknowledge that arbitration shall be instead of any civil litigation, meaning that Employee and Employer are each waiving any rights to a jury trial.

        6.09 VALIDITY. The invalidity or enforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision or provisions of this Agreement, which shall remain in full force and effect.

        6.10 EMPLOYEE WITHHOLDINGS AND DEDUCTIONS. All payments to Employee hereunder shall be subject to such withholding and other employee deductions as may be required by law.

        6.11 COUNTERPARTS. This Agreement may be executed in one more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

        6.12 AGREEMENT TO TAKE ACTIONS. Each party to this Agreement shall execute and deliver such documents, certificates, agreements and other instruments, and shall take all other actions, as may be reasonably necessary or desirable in order to perform his/her or its obligations under this Agreement.

        IN WITNESS WHEREOF, Employer and Employee have duly executed this Agreement as of the date first written above.


                                       EMPLOYER:

                                       VYTERIS, INC.


                                       By: /s/ Vincent De Caprio
                                          --------------------------------------
                                           10-28-2002
                                       -----------------------------------------


                                       EMPLOYEE:

                                       By: /s/ C. Gregory Arnold, individually
                                          --------------------------------------

                                    EXHIBIT A
                             FORM OF ACKNOWLEDGMENT

        My employment with Vyteris, Inc. ("EMPLOYER") is terminated. I have reviewed my Employment Agreement with Employer dated ________________, ____ ("AGREEMENT"), and I swear, under oath, that:

        1. I have complied and will continue to comply with all provisions of Article V.

        2. I understand that all property and documents of Employer and its subsidiaries and affiliates (collectively "COMPANY"), including all copies of them, and all other tangible property, including property stored or maintained in an electronic format, made by or made available to me in the course of my employment with Employer, whether or not they contain Confidential Information (as defined in the Agreement), are and remain the property of Employer. I have delivered to Employer all such property, documents and materials, including any copies, summaries, compilations or excerpts of them and other materials in my possession.

        3. I have assigned and confirm the assignment to the Company of any and all right, title, and interest that I have or have had in any and all Developments (as defined in the Agreement) and all other property (tangible and intangible), documents and materials, relating in any way to my service for Employer and/or its affiliates, and further agree to take such action and execute such further documents, instruments and agreements, at Employer's expense, as may be requested by the Company to effect the foregoing.

        4. I understand and acknowledge that all of the Confidential Information (as defined in the Agreement) of the Company, its clients and customers and potential clients and customers that I have learned, contributed to or that has been disclosed to me during my employment with the Company is the property of the Company and may not be used or copied by me or by others or disclosed to others. I understand that the misappropriation of the Confidential Information, Developments or tangible property of the Company is punishable by law.

        5. I am now providing services to the following and my provision of services to those individuals or entities will not conflict with my Agreement with Employer.